                THC HEALTHCARE INC. CONSOLIDATED
                          BALANCE SHEET
                         MARCH 30, 1997
               See Accountant's Compilation Report

                             ASSETS
CURRENT ASSETS:
  CASH                                 $160,493.58
  TRADE ACCOUNTS RECEIVABLE           2,805,005.32
  INVENTORIES                           659,843.62
  CURR PORTION NOTE RECEIVABLE           55,448.31
  CURR PRTN N/R RELATED PARTY            16,878.00
  PREPAID EXPENSE                        64,341.64
                                      ------------

    TOTAL CURRENT ASSETS                             3,762,010.47

RENTAL EQUIPMENT                                     1,189,024.05

PROPERTY AND EQUIPMENT                                 464,609.65

NOTE RECEIVABLE, less curr por                         101,949.06

NOTES RECEIVABLE RELATED PARTY                          21,768.00

GOODWILL                                             1,114,079.85

DEPOSITS                                                96,610.45

INVESTMENT IN SUBSIDIARIES                                   0.79
                                                    --------------
TOTAL ASSETS                                        $6,750,052.32
                                                    ===============


              LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
 NOTE PAYABLE, CONVERTBL DEB           $150,000.00
 CURRENT PORTION L/T DEBT             2,168,022.14
 CURRENT PORTION L/T DEBT 2             204,944.49
 CURR PORTN L/T DEBT REL PRTY            55,412.21
 ACCOUNTS PAYABLE                     2,624,638.95
 ACCRUED LIABILITIES                    313,204.47
                                      ------------

    TOTAL CURRENT LIABILITIES                        5,516,222.26
                                                     ------------
LONG-TERM DEBT, Net of Current                         795,473.38
                                                     ------------
LONG-TERM DEBT RELATED PARTY                           121,050.00
                                                     ------------
OTHER LIABILITIES                                       49,050.00
                                                     ------------
                                                     ------------

STOCKHOLDER'S EQUITY:
  COMMON STOCK                            4,047.40
  ADDITIONAL PAID-IN CAPITAL          6,497,329.29
  COMMON STOCK WARRANTS/OPTNS           668,104.40
  ACCUMULATED DEFICIT                (6,901,224.41)
                                       -----------
    TOTAL STOCKHOLDER'S EQUITY                         268,256.68
                                                     ------------
TOTAL LIABILITIES & S/H EQUITY                      $6,750,052.32
                                                    =============

                THC HEALTHCARE INC. CONSOLIDATED
                       STATEMENT OF INCOME
       FOR THE MONTH AND THREE MONTHS ENDED MARCH 30, 1997
               See Accountant's Compilation Report

INCOME               CURRENT PERIOD    %        YEAR-TO-DATE    %
  RENTAL INCOME          432,218.49  0.0        1,390,310.77  0.0
  REVENUES               388,394.86  0.0        1,572,253.40  0.0
  OTHER REVENUE           10,580.88  0.0           37,281.19  0.0
                     --------------  ---       -------------  ---
    TOTAL
    GROSS REVENUE       $831,194.23  0.0       $2,999,845.36  0.0

  SALES RETURNS &
  ALLOWANCES              47,331.57  0.0          150,920.94  0.0
  CAPITALIZATION          15,000.00  0.0           30,334.69  0.0
  DOUBTFUL ACCOUNTS
  EXPENSE                111,455.15  0.0          360,805.26  0.0
  SALES VARIANCE        (107,131.01) 0.0         (126,708.60) 0.0
                     --------------  ---       -------------  ---
    TOTAL REVENUE       $764,538.53  0.0       $2,584,493.07  0.0

COST OF GOODS SOLD
  SALES COST OF
  GOODS SOLD             309,379.97  0.0       $1,025,666.07  0.0
  RENTAL COST OF
  GOODS SOLD              48,434.79  0.0          245,540.24  0.0
                     --------------  ---       -------------  ---
    TOTAL COST OF
    GOODS SOLD          $357,814.76  0.0       $1,271,206.31  0.0

GROSS MARGIN             460,723.77  0.0        1,313,286.76  0.0


GENERAL, SELLING
AND ADMINISTRATIVE
EXPENSES

  SALARIES, WAGES
   & BENEFITS           $252,532.80  0.0         $838,446.96  0.0
  PURCHASES SERVICES
  EXPENSE                  4,970.81  0.0           18,121.91  0.0
  PROFESSIONAL FEES        7,057.00  0.0           98,922.62  0.0
  RENT/LEASE EXPENSE      28,253.73  0.0          107,490.43  0.0
  SUPPLIES EXPENSE         6,513.37  0.0           28,376.96  0.0
  MARKETING EXPENSE        7,703.62  0.0           30,666.19  0.0
  TAX EXPENSE                400.00  0.0              848.93  0.0
  REPAIRS &
    MAINTENANCE            1,601.92  0.0            6,071.08  0.0
  BANK CHARGES             2,652.63  0.0           12,214.28  0.0
  CASH OVER/UNDER             (0.15) 0.0              (18.13) 0.0
  INSURANCE EXPENSE       16,951.16  0.0           46,374.51  0.0
  POSTAGE EXPENSE          1,348.67  0.0            5,861.66  0.0
  UTILITIES EXPENSE        1,639.92  0.0           13,788.14  0.0
  TELEPHONE EXPENSE        8,332.57  0.0           42,541.64  0.0
  WAREHOUSE EXPENSE          115.63  0.0           31,579.68  0.0
  AUTO EXPENSE            14,984.57  0.0           51,418.70  0.0
  TRAVEL EXPENSE           7,949.33  0.0           31,216.30  0.0
  MEALS &
    ENTERTAINMENT             57.64  0.0            1,223.27  0.0
  TRAINING & SEMINARS         75.00  0.0            2,069.66  0.0
  MOVING EXPENSE             330.78  0.0            1,012.14  0.0
  LICENSES                   609.00  0.0            2,669.04  0.0
  DUES &
    SUBSCRIPTIONS              (.20) 0.0            2,637.40  0.0
  DEPRECIATION
     EXPENSE              53,286.23  0.0          132,768.51  0.0
  BAD DEBT EXPENSE        16,462.01  0.0           90,270.28  0.0
  OPERATING EXPENSE        4,551.40  0.0           23,217.86  0.0
                       ------------  ---       -------------  ---

   TOTAL EXPENSES       $438,379.44  0.0       $1,619,790.02  0.0
                       ------------  ---       -------------  ---
NET OPERATING INCOME    ($31,655.67) 0.0        ($306,503.26) 0.0


OTHER INCOME:
  INTEREST INCOME           ($51.26) 0.0           $4,891.82  0.0
                       ------------  ---       -------------  ---
   TOTAL OTHER INCOME       ($51.26) 0.0           $4,891.82  0.0

OTHER DEDUCTIONS:
  PENALTIES                   $0.00  0.0             $107.18  0.0
  AMORTIZATION
    EXPENSE                4,640.00  0.0           13,920.00  0.0
  INTEREST EXPENSE        30,102.83  0.0           92,586.62  0.0
  STOCK TRANSFER
     EXPENSE                   0.00  0.0              416.00  0.0
  GAIN/LOSS ON SALE
  OF ASSET                     0.00  0.0             (874.20) 0.0
                       ------------  ---       -------------  ---

    TOTAL OTHER
    DEDUCTIONS           $34,742.83  0.0          106,155.60  0.0

NET INCOME              ($66,449.76) 0.0         (407,767.04) 0.0
                       ============  ===       =============  ===